Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Amedica Corporation

Salt Lake City, Utah

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-207289, 333-205545, and 333-214804), and Form S-8 (No. 333-194977) of Amedica Corporation (the “Company”) of our report dated September 19, 2017, relating to the 2016 consolidated financial statements, which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP
BDO USA, LLP
Salt Lake City, Utah
September 19, 2017